SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2001 (June 26, 2001)

SPECTRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 A Unity Drive, Norcross, GA30071	30071

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-242-8723

(Former name or former address, if changed since last report)

     Item 5. Other Events

     On June 26, 2001 SpectRx, Inc. announced that it had completed a private placement of approximately 1.9 million shares of the company’s common stock, resulting in gross proceeds to the company of approximately $12 million, as more fully described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro Forma financial information.

Not applicable.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

4.1	Registration Rights Agreement dated June 4, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule I thereto.

4.2	Registration Rights Agreement dated June 13, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule I thereto.

4.3	Third Amendment dated June 4, 2001 to Amended and Restated Registration Rights Agreement dated October 21, 1996 by and among SpectRx, Inc. and the holders of Registrable Securities named therein.

4.4	Fourth Amendment dated June 13, 2001 to Amended and Restated Registration Rights Agreement dated October 21, 1996 by and among SpectRx, Inc. and the holders of Registrable Securities named therein.

10.1	Stock Purchase Agreement dated June 4, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule 1 thereto.

10.2	Stock Purchase Agreement dated June 13, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule 1 thereto.

99.1	Press Release dated June 26, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpectRx, Inc.

Date: June 26, 2001	by: /s/ Thomas H. Muller, Jr.
Thomas H. Muller, Jr.
Executive Vice President & Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Registration Rights Agreement dated June 4, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule I thereto.

4.2	Registration Rights Agreement dated June 13, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule I thereto.

4.3	Third Amendment dated June 4, 2001 to Amended and Restated Registration Rights Agreement dated October 21, 1996 by and among SpectRx, Inc. and the holders of Registrable Securities named therein.

4.4	Fourth Amendment dated June 13, 2001 to Amended and Restated Registration Rights Agreement dated October 21, 1996 by and among SpectRx, Inc. and the holders of Registrable Securities named therein.

10.1	Stock Purchase Agreement dated June 4, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule 1 thereto.

10.2	Stock Purchase Agreement dated June 13, 2001 by and among SpectRx, Inc. and the purchasers listed on Schedule 1 thereto.

99.1	Press Release dated June 26, 2001